Exhibit 99.12

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT to the CHANGE-IN-CONTROL AGREEMENT (the “Amendment”) is made and entered into as of November 21st, 2008, by and between INVITROGEN CORPORATION, a Delaware corporation (the “Company”) and Nicolas Barthelemy (“Executive”).

W I T N E S S E T H:

WHEREAS, Company and Executive entered into a Change-in-Control Agreement, dated as of March 10, 2004 (the “Agreement”) and certain of such Agreement’s provisions were modified by a Limited Waiver and Release of Rights to Terminate for Good Reason under the Change in Control Agreement, dated as of November 21, 2008; and

WHEREAS, the parties wish to amend the terms of the Agreement in order to comply with the final regulations under Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and in the Agreement, Company and Executive agree as follows:

1. Payment of Annual Bonus. The provision requiring payment of an annual bonus to the Executive is hereby amended such that the last sentence of section 4(b)(ii) of the Agreement is amended to read as follows:

Each such Annual Bonus shall be paid within 2 1/2 months after the end of the applicable Plan Year as defined in the applicable plan unless the Executive has properly and timely elected to defer the receipt of such Annual Bonus pursuant to the terms of the Company’s applicable deferred compensation plans in effect at that time.

2. Good Reason Definition. Section 5(c)(v) of the Agreement is amended to correct a typographical error such that the section 5(c)(v) shall read as follows:

(v) any failure by any successor to the Company to comply with Section 16(c) of this Agreement, provided that such successor has received at least ten (10) days prior written notice from the Company or the Executive of the requirements of Section 16(c) of this Agreement.

3. Obligations of the Company Upon Termination. The sentence in Section 6(a) of the Agreement that currently reads “All Accrued Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, at the option of the Company, either (x) in a lump sum in cash within 30 days of the Date of Termination or (y) in twelve equal consecutive monthly installments, with the first installment to be paid within 30 days of the Date of Termination.” shall be entirely restated to read as follows: All

Accrued Obligations shall be paid to the Executive’s estate or beneficiary in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding the foregoing, some or all of the Accrued Obligations shall be paid earlier than the time frame specified in the preceding sentence as necessary to comply with applicable law.

The sentence in Section 6(b) of the Agreement that currently reads “All Accrued Obligations shall be paid to the Executive at the option of the Company, either (x) in a lump sum in cash within 30 days of the Date of Termination or (y) in twelve equal consecutive monthly installments, with the first installment to be paid within 30 days of the Date of Termination.” shall be entirely restated to read as follows: All Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding the foregoing, some or all of the Accrued Obligations shall be paid earlier than the time frame specified in the preceding sentence as necessary to comply with applicable law.

The sentence in Section 6(c) of the Agreement that currently reads “In such case, all Accrued Obligations shall be paid to the Executive at the option of the Company, either (x) in a lump sum in cash within 30 days of the Date of Termination or (y) in twelve equal consecutive monthly installments, with the first installment to be paid within 30 days of the Date of Termination.” shall be entirely restated to read as follows: In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding the foregoing, some or all of the Accrued Obligations shall be paid earlier than the time frame specified in the preceding sentence as necessary to comply with applicable law.

The phrase in Section 6(d)(i) of the Agreement that currently reads “Date of termination.” shall be corrected to read: “Date of Termination.”

The following text is hereby appended after the word “documentation” in Section 6(d)(ii) of the Agreement: “with the Company’s payment to Executive occurring within 45 days of the Company’s receipt of such applicable receipts or other documentation and this Section 6(d)(ii) shall be applicable through 24 months after the Date of Termination.”

4. Gross-Up Payment Amount. The Gross-Up Payment Amount provision set forth in Section 11 of the Agreement, which entitles the Executive to an additional payment from the Company if any payment(s) under the Agreement are subject to the excise tax imposed by Section 4999 of the Code, is hereby amended to add the following new section 11(e) to the end thereof:

(e) In all events, the Gross-Up Payment, if any, shall be paid in full to Executive not later than the fifteenth day after the initial due date by which Executive must remit the Excise Tax.

5. Payment Restrictions Related to Section 409A Compliance. In order to comply with the requirements of Code Section 409A, “specified employees” may not receive certain nonqualified deferred compensation amounts that would be paid on account of separation from service until six months after their “separation from service” and must be reimbursed for expenses within requisite time periods; therefore a new Section 18 is hereby added to the Agreement to read as follows:

Section 18. Section 409A Compliance. Notwithstanding anything set forth in this Agreement to the contrary and only to the extent necessary to comply with the requirements of Code Section 409A, no amount payable pursuant to this Agreement which constitutes a “deferral of compensation” within the meaning of the final Treasury Regulations issued pursuant to Code Section 409A shall be paid unless and until the Executive has incurred a termination of employment that qualifies as a “separation from service” within the meaning of Code Section 409A Regulations. Furthermore, to the extent that the Executive is a “specified employee” within the meaning of the Code Section 409A and only to the extent necessary to comply with the requirements of Code Section 409A, as of the date of the Executive’s separation from service, any amount that constitutes a deferral of compensation which is payable on account of the Executive’s separation from service shall instead be paid to the Executive on the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Executive’s separation from service or, if earlier, the date of the Executive’s death following such separation from service. All such amounts that would, but for this Section 18, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

The Company intends that payments or benefits provided to the Executive pursuant to this Agreement will not be subject to taxation under Code Section 409A. The provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. However, the Company does not guarantee any particular tax effect for income received by the Executive pursuant to this Agreement. In any event, except for the Company’s obligations to (i) properly withhold applicable income and employment taxes from compensation paid or provided to the Executive, (ii) timely make Gross-Up Payments as specified under Section 11 of the Agreement, and (iii) determine in good faith the amounts and timing of payments of nonqualified deferred compensation amounts (if any) that are to be paid to Executive, the Company shall not be responsible for the payment of any applicable taxes that are imposed on Executive for compensation paid or provided to the Executive pursuant to this Agreement.

Notwithstanding anything herein to the contrary, the reimbursement of expenses or in-kind benefits provided pursuant to this Agreement shall be subject to the following conditions: (1) the expenses eligible for reimbursement or in-kind benefits in one taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year; (2) the reimbursement of eligible expenses or in-kind benefits shall be made promptly, subject to the Company’s applicable policies, but in no event later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

6. Section 409A. Company and the Executive agree to execute any and all amendments to this Amendment permitted under applicable law as they mutually agree in good faith may be necessary to comply with Code Section 409A.

7. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

8. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

Date:	11/20/2008	INVITROGEN CORPORATION

		By:	/s/ John A. Cottingham
		Name:	John A. Cottingham
		Title:	Senior Vice President

Date:	11/18/2008	NICOLAS BARTHELEMY

		By:	/s/ Nicolas Barthelemy

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